Exhibit 10.28

2005 INCENTIVE AWARD PLAN

OF

OWENS-ILLINOIS, INC.

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT (“RSU”) AGREEMENT (“AGREEMENT”), dated                       (the “Grant Date”)is made by and between Owens-Illinois, Inc., a Delaware corporation (the “Company”) and the person whose account for which this grant is being accepted, an employee of the Company or a Parent Corporation or a Subsidiary (the “Employee”):

WHEREAS, the Company has established the 2005 Incentive Award Plan (the “Plan”); and

WHEREAS, the Plan provides for the issuance of RSUs, subject to certain vesting conditions thereon and to other conditions stated herein; and

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined it would be to the advantage and best interest of the Company and its stockholders to issue the RSUs provided for herein to the Employee in partial consideration of services rendered, or to be rendered, to the Company and/or its subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below, unless the context clearly indicates to the contrary.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.  The masculine pronoun shall include the feminine and neuter and the singular the plural, where the context so indicates.

Section 1.1.           Cause

“Cause” shall mean dishonesty, disloyalty, misconduct, insubordination, failure to reasonably devote working time to assigned duties, failure or refusal to comply with any reasonable rule, regulation, standard or policy which from time to time may be established by the Company, including, without limitation, those policies set forth in the Owens-Illinois Policy Manual in effect from time to time, or failure to fully cooperate with any investigation of an alleged violation of any such rule, regulation, standard or policy.

Section 1.2.           Common Stock

“Common Stock” shall mean the common stock of the Company, $.01 par value.

Section 1.3.           Competing Business

“Competing Business” shall mean any person, corporation or other entity engaged in the United States of America or in any other country in which the Company, any Parent Corporation or any Subsidiary manufactures or sells its products, in the manufacture or sale of glass containers, or any other products manufactured or sold by the Company, any Parent Corporation or any Subsidiary within the last two (2) years prior to the Employee’s Termination of Employment or Retirement.

Section 1.4.           Disability

“Disability” means the total disability of the Employee, as determined in the sole discretion of the Committee.

Section 1.5.           Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.6.           Fair Market Value

“Fair Market Value” means with respect to a share of Stock as of a given date, (i) the closing price of a share of Stock on the principal exchange on which shares of Stock are then trading, if any, or if shares were not traded on that day, then on the next preceding trading day during which a sale occurred; or  (ii) if Stock is not traded on an exchange but is quoted on NASDAQ or a successor or other quotation system, (1) the last sales price (if Stock is then listed as a National Market Issue under the NASDAQ  National Market System) for such day; or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Stock on that day as reported by NASDAQ or such successor quotation system; or (iii) if the Stock is not publicly traded on an exchange and quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Stock on such day as determined in good faith by the Committee; or (iv) if the Stock is not publicly traded the fair market value established by the Committee acting in good faith.

Section 1.7.           Parent Corporation

“Parent Corporation” shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.8.           Plan

“Plan” shall mean the 2005 Incentive Award Plan of Owens-Illinois, Inc.

Section 1.9.           Retirement

“Retirement” solely for purposes of this Agreement shall mean “separation from service” (within the meaning of Section 409A of the Code) of an Employee from the Company, a Parent Corporation or a Subsidiary after reaching the age of 60 and having 10 years of employment with the Company.

Section 1.10.        Restricted Stock Unit

“Restricted Stock Unit” shall mean the right to receive one share of Common Stock for each Restricted Stock Unit granted.

Section 1.11.        Rule 16b-3

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

Section 1.12.        Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.13.        Subsidiary

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  “Subsidiary” shall also mean any partnership in which the Company and or any Subsidiary owns more than fifty (50%) percent of the capital or profits interests.

Section 1.14.        Termination of Employment

“Termination of Employment” shall mean the time when the employee-employer relationship between the Employee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation or discharge, but excluding (a) a termination where there is a simultaneous reemployment or continuing employment of the Employee by the Company, a Parent Corporation or any Subsidiary, (b) a termination where the Employee continues a relationship (e.g., as a director or as a consultant) with the Company, a Parent Corporation or a Subsidiary, or (c) a termination resulting from the Retirement, death or Disability of the Employee.  The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.  Notwithstanding any other provision of this Agreement, the Company, any Parent Corporation or any Subsidiary has the absolute and unrestricted right to terminate the Employee’s employment at any time for any reason whatsoever, with or without Cause.

ARTICLE II.

ISSUANCE OF RSUs

Section 2.1.           Issuance of RSUs

In consideration of the services rendered or to be rendered to the Company, a Parent Corporation or a Subsidiary and for other good and valuable consideration which the Committee has determined to be equal to the par value of its Common Stock, on the date hereof the Company awards to the Employee the number of RSUs specified for this grant in the “20       Equity Grant Letter, provided to the Employee by the Company under separate cover.

Section 2.2.           No Right to Continued Employment

Nothing in this Agreement or in the Plan shall confer upon the Employee any right to continue in the employee of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, any Parent Corporation or any Subsidiary, which are hereby expressly reserved, to discharge the Employee at any time for any reasons whatsoever, with or without Cause.

ARTICLE III.

VESTING; PAYMENT

Section 3.1.           Vesting of RSUs

Except as otherwise provided in this Section 3.1, the RSUs shall vest in 25% increments on each anniversary of the Grant Date with full vesting on the fourth anniversary of the Grant Date; provided, however, that notwithstanding the foregoing the RSU shall be fully vested on the date (i) the Employee dies, (ii) satisfies the requirements for Retirement under Section 1.9 provided that the Employee has held the RSU for at least one year from the Grant Date, (iii) experiences a Disability, or (iv) of a Change in Control, provided that the Employee does not experience a Termination of Employment prior to such date.

Section 3.2.           Termination of RSUs

Until vested pursuant to Section 3.1, all RSUs issued to the Employee pursuant to this Agreement shall terminate immediately upon a Termination of Employment.  For the avoidance of doubt, if the Employee experiences a Termination of Employment prior to a Vesting Date for any reason not described in Section 3.1, all RSUs issued to the Employee pursuant to this Agreement shall immediately terminate.

Section 3.3.           Payment of RSUs

RSUs shall become payable, to the extent vested as follows:

25% of the RSUs on the first anniversary of the Grant Date

25% of the RSUs on the second anniversary of the Grant Date

25% of the RSUs on the third anniversary of the Grant Date

25% of the RSUs on the fourth anniversary of the Grant Date

Section 3.4            Adjustments

In the event of any change in the number or type of outstanding shares of Common Stock as a result of a stock dividend, stock split or otherwise, the Committee may make such adjustments to the number of RSUs credited to the Employee and/or the shares subject to such RSUs, as the Committee deems appropriate in its sole discretion.

ARTICLE IV.

NON-COMPETITION/NON-SOLLICITATION

Section 4.1.           Covenant Not to Compete

Employee covenants and agrees that prior to Employee’s Termination of Employment or Retirement and for a period of three (3) years following the Employee’s Termination of Employment or Retirement, including without limitation termination for Cause or without Cause, Employee shall not, in any country in which the Company, any Parent Corporation or any Subsidiary manufactures or sells it products, engage, directly or indirectly, whether as principal or as agent, officer, director, employee, consultant, shareholder or otherwise, alone or in association with any other person, corporation or other entity, in any Competing Business.

Section 4.2.           Non-Solicitation of Employees

Employee agrees that prior to his Termination of Employment or Retirement and for three (3) years following Employee’s Termination of Employment or Retirement, including without limitation termination for Cause or without Cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company, any Parent Corporation or any Subsidiary to leave the employment of the Company, any Parent Corporation or any Subsidiary for any reason whatsoever, or hire any employee of the Company, any Parent Corporation or any Subsidiary except into the employment of the Company, a Parent Corporation or a Subsidiary.

Section 4.3            Equitable Relief

Employee agrees that it is impossible to measure in money the damages that will accrue to the Company in the event that Employee breaches any of the restrictive covenants provided in Sections 4.1 or 4.2 hereof.  Accordingly, in the event that Employee breaches any such restrictive covenant, the Company shall be entitled to an injunction restraining Employee from further violating such restrictive covenant.  If the Company shall institute any action or proceeding to enforce any such restrictive covenant, Employee hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert such claim or defense.  The foregoing shall not prejudice the Company’s right to require Employee to account for and pay over to the Company, and Employee hereby agrees to account for and pay over, any compensation, profits, monies, accruals or other benefits derived or received by Employee as a result of any transaction constituting a breach of any of the restrictive covenants provided in Sections 4.1 or 4.2 hereof.

ARTICLE V.

MISCELLANEOUS

Section 5.1.           Administration

The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules.  All action taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan or this Agreement except with respect to matters which under Rule 16b-3, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.  No member of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the RSUs, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

Section 5.2.           RSUs Not Transferable

No RSU or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3.           Conditions to Issuance of Stock Certificates

The Company shall not be required to issue or deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)           The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its sole discretion, deem necessary or advisable; and

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

(d)           Subject to Section 5.10 the payment by the Employee of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon vesting or payment of a RSU; and

(e)           The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

Section 5.4.           Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Senior Vice President, Human Resources, and any notice to be given to the Employee shall be addressed to him at the address given beneath his signature hereto.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4.  Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.5.           Rights as Stockholder

No Employee shall, by virtue of any RSU, be entitled to vote in any Company election, receive any dividend in respect of a RSU or exercise any other rights of a stockholder of the Company.  RSUs shall not confer upon any Employee any rights of a stockholder of the Company unless and until any such RSUs have vested and shares of Common Stock have been distributed in respect of such RSUs.

Section 5.6.           Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.7.           Conformity to Laws

The Employee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of applicable law, including without limitation the provisions of the Securities Act and the Exchange Act, the regulations and rules promulgated by the Securities and Exchange Commission thereunder, the applicable exemptive conditions of Rule 16b-3 and any other applicable laws.  Notwithstanding anything herein to the contrary, this Agreement shall be administered only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 5.8.           Section 409A

Section 409A of the Internal Revenue Code provides that “nonqualified deferred compensation” that does not meet the requirements specified in Section 409A may become subject to penalty taxes.  Currently, the Company does not believe that RSUs constitute nonqualified deferred compensation within the meaning of Section 409A; however, if, in the future, the RSUs are or may become subject to Section 409A, the Committee may make such modifications to the Plan and this Agreement as may become necessary or advisable, in the Committee’s sole discretion, to either comply with Section 409A or to avoid its application to the RSUs.

Section 5.9.           Amendments

This Agreement and the Plan may be amended without the consent of the Employee provided that such amendment would not impair any rights of the Employee under this Agreement.  No amendment of this Agreement shall, without the consent of the Employee, impair any rights of the Employee under this Agreement.

Section 5.10.        Tax Withholding

The Company’s obligation to issue or deliver to the Employee any certificate or certificates for shares of Common Stock is expressly conditioned upon receipt from the Employee, on or prior to the date reasonably specified by the Company of:

(a)           Full payment (in cash or by check) of any amount that must be withheld by the Company (or other employer corporation) for federal, state and/or local tax purposes; or

(b)           Subject to the Committee’s consent, full payment by delivery to the Company of unrestricted shares of the Company’s Common Stock previously owned by the Employee, duly endorsed for transfer to the Company by the Employee with an aggregate Fair Market Value (determined, as applicable, as of the date of vesting or as of the date of the distribution) equal to the amount that must be withheld by the Company (or other employer corporation) for federal, state and/or local tax purposes; or

(c)           With respect to the withholding obligation for RSUs that become vested, subject to the Committee’s consent, full payment by retention by the Company of a portion of the shares deliverable in respect of such vested RSUs with an aggregated Fair Market Value (determined on the payment date) equal to the amount that must be withheld by the Company (or other employer corporation) for federal, state and/or local tax purposes; or

(d)           Subject to the Committee’s consent, a combination of payments provided for in the foregoing subsections (a), (b) and (c).

Notwithstanding anything herein to the contrary, the number of shares which may be withheld with respect to the payment of any RSUs in order to satisfy the Company’s federal, state and/or local tax withholding obligations with respect to the payment of the RSUs shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such withholding obligations based on the minimum applicable statutory withholding rates for federal, state and/or local income and payroll tax purposes.

Section 5.11         Clawback

Notwithstanding anything contained in the Agreement to the contrary, all RSUs awarded under this agreement, and any shares of Common Stock issued upon settlement hereunder may be subject to forfeiture, or repayment pursuant to the terms of any policy that the Company may implement in compliance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 5.12.        Governing Law

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

IN WITNESS HEREOF, this Agreement has been executed and delivered by the parties hereto.

OWENS-ILLINOIS, INC.

By:
Its:	Sr. VP Chief Human Resources Officer